Exhibit 99.1

NEWS…	Contact:	Robert S. Merritt
May 26, 2005		Lisa Hathcoat
FOR IMMEDIATE RELEASE		(813) 282-1225

OUTBACK STEAKHOUSE, INC. REPORTS
COMPARABLE STORE SALES

Tampa, Florida, May 26, 2005 -- Outback Steakhouse, Inc. (NYSE: OSI) today reported that comparable store sales and average unit volumes for the Company’s restaurant brands for the four-week period ended May 21, 2005 compared with the same four-week period in 2004 changed by approximately:

Four weeks ended May 21, 2005	Company- owned	Franchise and development joint venture		System-wide
Domestic comparable store sales (stores open 18 months or more)
Outback Steakhouses	1.1%	3.8%		1.5%
Carrabba’s Italian Grills	10.4%	n/a		10.4%
Fleming’s Prime Steakhouse and Wine Bars	13.3%	n/a		13.3%
Roy’s	6.3%	n/a		6.3%
Bonefish Grills	5.5%	0.8%	(1)	5.0%
Domestic average unit volumes
Outback Steakhouses	0.5%	4.9%		1.1%
Carrabba’s Italian Grills	7.7%	n/a		7.7%
Fleming’s Prime Steakhouse and Wine Bars	4.3%	n/a		4.3%
Roy’s	9.4%	n/a		9.4%
Bonefish Grills	3.5%	-2.4%	(1)	3.2%

(1)	Represents three restaurants for comparable store sales and four restaurants for average unit volumes.

The Company noted strong sales in the Southeast and also noted improved sales trends in the Midwest, although the region remained weak compared to the rest of the country. Carrabba’s benefited from a high concentration of restaurants in the Southeast where sales trends have been strong for all of the Company’s brands.

More…

STORE INFORMATION

	Restaurants opened during the month ended May 31, 2005	Restaurants open as of May 31, 2005
Outback Steakhouses
Company-owned - domestic	1	655
Company-owned - international	2	79
Franchised and development joint venture - domestic	-	104
Franchised and development joint venture - international	-	55
Total	3	893
Carrabba's Italian Grills
Company-owned	1	178
Bonefish Grills
Company-owned	1	71
Franchised	-	4
Total	1	75
Fleming’s Prime Steakhouse and Wine Bars
Company-owned	-	32
Roy’s
Company-owned	-	19
Cheeseburger in Paradise
Company-owned	1	15
Paul Lee’s Chinese Kitchens
Company-owned	-	3
Lee Roy Selmon’s
Company-owned	-	2

System-wide total	6	1,217

The Outback Steakhouse, Inc. restaurant system operates in 50 states and 21 countries internationally.

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